EXHIBIT 99.1

ABE N. REICHENTAL

PRESIDENT AND CHIEF EXECUTIVE OFFICER

March 13, 2007, as amended

Personal and Confidential

Mr. Fred R. Jones
9133 Winged Bourne Road
Charlotte, NC   28210

Dear Fred:

This letter sets forth our agreement related to your separation from service with 3D Systems Corporation and its subsidiaries (collectively, the “Company”).  As we have discussed, your letter agreement dated December 22, 2003 (the “2003 Letter Agreement”) providing for the terms of your employment also specifies the terms of your separation from service, and the Company has advised you that it stands ready to honor all of the terms of your severance under the 2003 Letter Agreement.

You have, however, requested certain modifications to those terms, and this letter reflects those modifications that are acceptable to the Company.  Accordingly, upon the Effective Date (as defined below) of this letter agreement, the terms of the 2003 Letter Agreement will be superseded in their entirety by this letter agreement, and the 2003 Letter Agreement will be of no further force or effect.

Termination Date and Severance Payments

If you accept this letter agreement and sign the attached Agreement and General Release within 21 days after the date of this letter agreement set forth above, then this letter agreement will become effective as of the date of this letter agreement set forth above (the “Effective Date”) as long as you do not thereafter revoke the Agreement and General Release within the time permitted, the date of termination of your employment with the Company will be the close of business on March 30, 2007 (the “Termination Date”), and you will be entitled to continue to receive your current compensation during the period from the Effective Date until the Termination Date.

Until the Termination Date, you will continue to assist the Company in completing its financial reporting for 2006 and provide the Company such transition services as the Company may request in order for you to wind up your duties to the Company and transfer your responsibilities to other employees, and to otherwise promote a smooth transition in such duties and responsibilities.  The Agreement and General Release becomes effective on the eighth day after you sign it, if you have not revoked it.

If you do not accept this letter agreement and sign the attached Agreement and General Release within 21 days after the date of this letter agreement set forth above, or if you revoke the Agreement and General Release within the time permitted, then this letter agreement will not become effective, neither you nor the Company will have any obligations hereunder, and your employment with the Company will terminate in any event as of the close of business on March

3D Systems Corporation  •  333 Three D Systems Circle  •  Rock Hill, SC 29730  •  USA
Phone: 803.326.3900    •    Fax: 803.326.4311    •    www.3dsystems.com    •    NASDAQ: TDSC

30, 2007, which will then be the “Termination Date,” and the terms and conditions of the 2003 Letter Agreement relating to severance will solely govern your rights to severance upon the termination of your employment, and your separation benefits and pay under the 2003 Letter Agreement will vest on that date.

All payments made to you under this letter agreement will be subject to legally required and authorized deductions, including tax withholding, reported on a Form W-2, and by your execution of this letter agreement you agree that the Company shall be entitled to make any and all such withholdings.

Position with the Company

Effective on February 13, 2007, you ceased to be Vice President and Chief Financial Officer of the Company and an officer or director of any subsidiaries of the Company in which you acted as a director or an officer, but you have remained, and will continue to remain, an employee of the Company until the Termination Date, performing the duties set forth above under “Termination Date and Severance Payments.”  You may use your accrued but unused vacation time prior to the Termination Date; provided that you make yourself available while on vacation to answer questions regarding financial reporting and transition matters.

Continuation of Salary

If this letter agreement shall have become effective, in lieu of the salary continuation provided for in the 2003 Letter Agreement, you will be paid, as severance payments, the total sum of $500,000, payable as follows:

(a)  On the date which is six months following the Termination Date, the sum of $125,000; and

(b)  On each bi-weekly payroll date, determined by the Company in accordance with its customary practice, thereafter until the remaining $375,000 has been paid, the sum of $9,615.38;

subject, in each case, to deductions and withholding as noted above.

Bonuses

You will not be entitled to any bonuses for the years 2006 or 2007.

Reimbursement of Expenses

You will be reimbursed in accordance with and subject to the conditions of the Company’s expense reimbursement policy for business expenses incurred by you in accordance with the Company’s travel policy prior to the Termination Date for which appropriate requests for reimbursement and supporting documentation are submitted to the Company prior to the Termination Date, notwithstanding that such requests and documentation may not have been timely submitted.  You will not be reimbursed for any such expenses incurred prior to the Termination Date for which the requests and documentation are not submitted to the Company prior to the Termination Date.

Stock Options

Consistent with the 2003 Letter Agreement, all unvested options for the Company’s Common Stock previously granted to you by the Company that are outstanding on the Termination Date will fully vest on the Termination Date.  The period thereafter in which your stock options may be exercised is governed by the terms of the applicable stock option plan and option agreement.  For the avoidance of doubt, unless previously exercised, those stock options will expire in accordance with their terms if not exercised within ninety (90) days following the Termination Date.  In exercising your stock options, you agree to comply with applicable law, including the Federal securities laws.

Medical and Dental Coverage

Consistent with the 2003 Letter Agreement, your current insured health, dental, vision, life and long-term disability coverage, or comparable coverage, will continue after the Termination Date until the earlier of (a) two years after the Termination Date or (b) such time as you obtain other employment providing the same or comparable benefits.

Vacation

You will be paid for your accrued but unused vacation shortly after your Termination Date.  You will not accrue any additional vacation after your Termination Date.  At the date hereof, it is mutually agreed that your accrued but unused vacation amounts to 40 days, it being recognized that your accrued vacation benefit will be reduced by five (5) days for your scheduled vacation during the week of March 12, 2007.

Other Employee Benefits

All other benefits will terminate pursuant to the terms and conditions of the specific benefit plans.  General information about your benefits is available from the Human Resources Department.

Relocation Benefits

After the Effective Date you will have no further relocation benefits in connection with your move from California to the Carolinas, but you will have no obligation to repay to the Company any relocation benefits previously received.

Indemnification and Insurance

After the Termination Date, you will be entitled to indemnification and advancement and reimbursement of expenses by the Company with respect to claims made against you for alleged acts or omissions occurring prior to the Termination Date in your capacity as an officer or employee of the Company or its subsidiaries, to the same extent to which you were entitled thereto while you were an officer or employee of the Company under the terms of your 2003 Letter Agreement, the Company’s certificate of incorporation and bylaws, and the provisions of the Delaware General Corporation Law.

For a period of five years after the Termination Date, the Company will use reasonable efforts to include you as an additional named insured on any policy of directors’ and officers’ liability insurance otherwise maintained by the Company, with respect to claims made against you for alleged acts or omissions occurring prior to the Termination Date in your capacity as an officer of the Company or its subsidiaries, but only to the extent that such coverage is provided for other persons who are then officers of the Company and can be obtained for you for no more than a nominal cost to the Company.

As a condition to the foregoing, you will fully cooperate with the Company, without further compensation to you, (a) in the investigation and defense of any matter in which you seek indemnification or advancement of expenses and (b) without limiting the generality of the foregoing (i) in any legal, investigatory, accounting or other inquiry pertaining to the Company or its accounting, financial reporting, business or operations relating to your period of employment with the Company and (ii) in responding to questions about the Company or its accounting, financial reporting, business or operations with respect to your period of employment with the Company.

Consulting Relationship

In addition to the foregoing, if the attached Agreement and General Release becomes effective, the Company desires to retain you following the Termination Date to carry out certain consulting activities, and by your entering into this letter agreement and the Agreement and General Release you agree to perform such services for the Company.  The terms of this consulting arrangement are as follows:

(a)  Term of Retention.  Subject to paragraph (e) below, the Company agrees to retain you as a consultant for a term commencing on the Termination Date and continuing until the close of business on March 31, 2009, and you accept such retention in such capacity.

(b)  Nature of Duties.  You shall serve as a consultant to the Company and its subsidiaries, performing such assignments as shall be agreed to from time to time between you and the Company.  You shall devote so much of your time and attention to the rendering of such consulting services as may reasonably be agreed upon under the direction of such officer or managerial employee of the Company (the “Supervisory Officer”) as the Company may designate from time to time.

(c)  Consulting Fees.  In consideration for all consulting services to be rendered by you hereunder, subject to your compliance with the provisions of paragraphs (f), (g) and (h) below, the Company will pay you at the rate of $150.00 per hour for such services, provided that such services have been authorized by the Supervisory Officer.  On a monthly basis, you will submit an invoice to the Company, in reasonable detail, covering the services you have provided to the Company during such month, and you will be solely responsible for and shall pay when due any and all taxes required to be paid in respect of such services.  For the avoidance of doubt, you will, however, without any charge to the Company for your services in connection therewith, as set forth above fully cooperate with the Company in its investigation and defense of any matter in which you seek indemnification or advancement of expenses, you will fully cooperate, including without limitation responding to questions from the Company, or its accountants, counsel or other representatives or advisors, in connection with any legal, investigatory, accounting or other inquiry, formal or informal, and you will upon request from the Company respond to questions about the Company or its accounting, financial reporting, business or operations with respect to the period during which you were employed by the Company (collectively, “Cooperation”).

The Company, in making any requests upon your time, either as a consultant or as otherwise provided in this paragraph (c), shall make reasonable accommodation for your other business obligations, including any subsequent full-time employment.

(d)  Reimbursement of Expenses.  Upon presentation by you of appropriate vouchers therefor, the Company shall reimburse you for all reasonable out-of-pocket expenses incurred by you as may be requested by the Company in connection with the consulting services rendered by you under this letter agreement, including Cooperation, all of which expenses must be incurred in compliance with the Company’s policies on expense reimbursements as in effect from time to time.

(e)  Termination.  The term of your retention as a consultant under this letter agreement shall terminate prior to the expiration of the term stated in paragraph (a) above in the event of (i) your death or permanent and total disability or (ii) material breach by you of any provision of this letter agreement that is not fully remedied by you within thirty (30) days after written notice thereof is given to you.

(f)  Confidential Information.  You agree that until the Termination Date, and thereafter as long as you are retained as a consultant pursuant to this letter agreement and permanently thereafter, you shall continue to be bound by the Confidentiality Agreement dated as of December 26, 2003 heretofore entered into between you and the Company and that, notwithstanding that Agreement, you will not directly or indirectly use for any purpose, or disclose or permit to be disclosed to any person, any Confidential Information (other than as specifically requested by the Company in writing).  For purposes of this letter agreement, the term “Confidential Information” shall mean any nonpublic information relating to the Company or any of its subsidiaries or affiliates or the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sub-licensees, suppliers, personnel, plans or prospects of any of them, whether or not in written form and whether or not expressly designated as confidential, including without limitation any such information consisting of or otherwise relating to trade secrets, know-how, technology, designs, drawings, processes, license or sublicense arrangements, formulae, proposals, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information or projections, lists of suppliers or distributors or sources of supply.

(g)  Property of the Company.  All records, files, drawings, documents, computer software and disks, and other written or recorded information relating to the business of the Company or any of the Company’s subsidiaries or affiliates possessed by you or to which you have access in the course of your employment by or retention as a consultant to the Company, whether prepared by you or otherwise, shall remain the exclusive property of the Company and shall be returned to the Company upon the later to occur of the Termination Date or the termination of your retention as a consultant to the Company for any reason.

(h)  Competition.  For the duration of the term of your retention as consultant under this letter agreement (and, if such retention is terminated prior to such date, until March 24, 2009), you will not without the prior written consent of the Company, directly or indirectly, engage in competition with the Company or, directly or indirectly, enter into any arrangement with any business that is engaged in competition with the Company in any business conducted by the Company as of the Effective Date or in any geographic area in which the Company currently conducts business activities.  You acknowledge that, given the nature and scope of your responsibilities with the Company and your participation in the Company’s business in all geographic areas where it conducts business, you are knowledgeable as to the scope of the Company’s business and as to what activities are competitive with the Company, and you acknowledge that the time and geographic scope of this covenant are reasonable in relation thereto.

(i)  Survival of Agreements.  The agreements contained or referred to in paragraphs (f), (g) or (h) above shall survive the termination of your retention with the Company.  No such termination shall in any event discharge or extinguish any claims or rights of the Company with respect to any breach of paragraphs (f), (g) or (h) above by you or other misconduct of you at any time on or prior to the date of any such termination.

(j) Consultant Status.  During the term of your consulting arrangement with the Company, you shall not be deemed by virtue of this letter agreement to be an employee of the Company or to be entitled to receive any compensation or to participate in any benefit program except for such as are expressly provided for in this letter agreement.

Restricted Stock Purchase Agreements

In connection with your separation from service with the Company, the Company has the right to repurchase 15,870 shares (the “Restricted Shares”) of the Company’s Common Stock currently held by you pursuant to the Company’s 2004 Incentive Stock Plan, which right the Company has the right to exercise, and would exercise, but for the agreements set forth in this letter agreement and the attached Agreement and General Release.

Of the Restricted Shares, 3,370 shares (the “2004 Bonus Shares”) are covered by a Restricted Stock Purchase Agreement dated as of February 24, 2005 between the Company and you, 4,500 shares (the “2005 Bonus Shares”) are covered by a Restricted Stock Purchase Agreement dated as of March 24, 2006 between the Company and you, and 8,000 shares (the “2006 Award”) are covered by a Restricted Stock Purchase Agreement dated as of March 24, 2006 between the Company and you (collectively, the “Restricted Stock Purchase Agreements”).  Under the terms of the Restricted Stock Purchase Agreements, the Company has the right to repurchase the Restricted Shares upon termination of your employment to the extent they have not vested in accordance with their terms, which terms provide for such vesting at various times after the date hereof through March 24, 2009 (the “Remaining Vesting Period”).

If this letter agreement becomes effective, then, in consideration of your execution and delivery of the Agreement and General Release and its binding effect and your agreement not to compete with the Company as provided above, and as further consideration for your services as a consultant and your other undertakings with respect thereto set forth above under the caption “Consulting Relationship,” the Company agrees that, except as set forth herein, it will refrain from repurchasing the 2004 Bonus Shares and the 2005 Bonus Shares during the Remaining Vesting Period, it being understood, however, that the Company’s right to repurchase the 2004 Bonus Shares and the 2005 Bonus Shares shall continue in accordance with the terms of the applicable Restricted Stock Purchase Agreements for the duration of the Remaining Vesting Period, and if, as determined by the Company in its reasonable discretion, you violate any provision of paragraphs (f), (g) or (h) above under the caption “Consulting Relationship” or fail or refuse to provide the consulting services provided for in this letter agreement prior to the expiration of the Remaining Vesting Period, the 2004 Bonus Shares and the 2005 Bonus Shares shall be forfeited to and repurchased by the Company in accordance with the terms and conditions of the applicable Restricted Stock Purchase Agreements as if such right to repurchase had been exercised on the date of this letter agreement.  In the event of your death or permanent and total disability, the provisions of the applicable Restricted Stock Purchase Agreement relating to death or disability shall be applied to determine your rights in the 2004 Bonus Shares and the 2005 Bonus Shares.

At the Termination Date, the Company exercises its right to repurchase all 8,000 of the shares covered by the 2006 Award at $1.00 per share under the terms of the applicable Restricted Stock Purchase Agreement.  You agree to deliver to the Company on or before the Termination Date the stock certificate representing such shares with appropriate duly executed stock powers and other documents required by the applicable Restricted Stock Purchase Agreement or reasonably requested by the Company so that it may so repurchase such shares, and the Company will thereupon deliver to you a check for $8,000 covering payment of the purchase price of such shares upon delivery of the foregoing documents in satisfactory form.

*     *     *     *     *

You have up to 21 days from the date you receive this letter to decide whether to accept the terms described in this letter and the Agreement and General Release.  You may indicate your acceptance of the terms and conditions set forth in the Agreement and General Release by signing and returning the Agreement and General Release.

You then have 7 days within which you may revoke the Agreement and General Release.  If you revoke the Agreement and General Release, this letter agreement will not become effective, and you will not be entitled to the severance package described above, whereupon your severance, and all of your other rights in connection with your separation from service with the Company, will be carried out in accordance with the terms of the 2003 Letter Agreement without modification.  You may, but you are not required to, waive the passage of the 21-day period described above by signing the Election that appears at the end of the Agreement and General Release.

Subject to the occurrence of the Effective Date, this letter agreement and the attached Agreement and General Release together constitute the full, final and complete expression of the agreements between you and the Company with respect to the subject matter hereof and thereof, and together supersede the 2003 Letter Agreement and all other prior or contemporaneous discussions or agreements, written or oral, with respect thereto except for the Confidentiality Agreement referred to above.  You agree to cooperate with the Company and to execute and deliver to the Company any and all documents that may be necessary or appropriate from time to time to carry out the provisions of this letter agreement or the Agreement and General Release once those documents have become effective.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to the principles of conflicts of law.

Please review this letter agreement and the attached Agreement and General Release carefully.  If you have any questions or need additional information, please contact Bob Grace at (803) 326-3989 or Diana Eastep at (803) 326-3931, respectively.   If you so agree, please indicate your agreement to the terms of this letter agreement and the Agreement and General Release by executing a copy of each in the place provided for your signature and delivering them to the Company.

Sincerely,

3D SYSTEMS CORPORATION

By	/s/ Abraham N. Reichental
Abe Reichental
President and CEO

ACCEPTED AND AGREED TO, effective
as of the date of this letter agreement set forth above.

/s/ Fred R. Jones
Fred R. Jones

Attachment

AGREEMENT AND GENERAL RELEASE

I.              ACKNOWLEDGEMENT OF ADEA RELEASE AND OTHER MATTERS

By signing this Agreement and General Release, I acknowledge that:

I have carefully read this Agreement and General Release as well as the accompanying letter agreement.

I have had up to twenty-one (21) days to consider signing this Agreement and General Release.

I acknowledge that I have been advised to consult with a lawyer of my choice before signing this Agreement and General Release, and I acknowledge that I have had a reasonable period of time to do so.

I am knowingly and voluntarily entering into and signing this Agreement and General Release free of duress and coercion and I realize that I am waiving, releasing, and discharging important  rights and possible claims by signing this Agreement and General Release.

I am receiving special severance benefits to which I was not otherwise entitled, which provide the consideration for this Agreement and General Release.

I understand that this Agreement and General Release will not become effective until the eighth (8th) day following the date on which I sign it.

II.            GENERAL RELEASE

I understand that, in consideration of my signing this Agreement and General Release, the Company, will provide me with severance and benefits as described in the accompanying letter agreement which exceed what I am otherwise entitled to receive from the Company upon the termination of my employment and to which I am not entitled if I do not sign this Agreement and General Release.

I knowingly and voluntarily waive, release and discharge, for myself, my heirs, executors, administrators, personal representatives, and assigns, the Company and each of its subsidiaries, and their respective predecessors, partners, insurers, affiliates, successors, and assigns, and each of their respective employees, officers, directors and agents from all claims, liabilities, demands,  causes of action of whatever kind or nature, whether known or unknown, including, but not limited to, contract claims, claims for bonuses, severance pay, vacation or holiday pay, employee or fringe benefits, and claims based on any state or federal wage, employment, or common laws, or amendments thereto, including but not limited to: (i) any claim under the Employee Retirement Income Security Act (ERISA); the Family Medical Leave Act (FMLA); the Age Discrimination in Employment Act (ADEA); the Older Workers Benefits Protection Act (OWBPA) of 1990; the Workers Adjustment and Retraining Notification Act (WARN); the Americans With Disabilities Act (ADA); the Comprehensive Omnibus Budget Reconciliation Act of 1986 (COBRA); the Fair Labor Standards Act (FLSA); the National Labor Relations Act, as amended (NLRA); Uniformed Services Employment and Reemployment Rights Act of 1944 (USERRA); and Executive Order 11246; (ii) the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981; the Civil Rights Act of 1871, as amended, 42 U.S.C. § 1983; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000(c)  et seq.; (iii) any and all claims for wages, commission, salary, bonus, and/or any other type of compensation; (iv) any claim existing under state, federal,

1

Executive Order, or common law arising from my present work status, or my application for a visa or work card (“green card”); (v) any municipal, state, or federal anti-discrimination, civil rights, or human rights laws, including but not limited to any claim based on age, gender, sex, race, color, religion, national origin, marital status, sexual orientation, ancestry, national origin, parental status, handicap, disability, and veteran status; (vi) any other claims relating to or arising out of my employment relationship with the Company, including but not limited to workers’ compensation and any claim for retaliatory or wrongful discharge; and (vii) any other claim, including but limited to, claims for severance pay, back pay, fringe benefits, breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, mental anguish, loss of employment prospects, loss of reputation, misrepresentation, intentional acts, personal injury, invasion of privacy, violation of public policy, negligence, statutory or common law for any compensatory or punitive damages or attorney fees.  Notwithstanding the foregoing, nothing herein shall require me to release any rights that I have under the terms of the accompanying letter agreement dated March 13, 2007, as amended.

III.           AFFIRMATION

I acknowledge that the Employee Confidentiality Agreement that I previously entered into with the Company shall be incorporated herein and shall survive this Agreement and General Release.

IV.           COMPANY PROPERTY

I agree to deliver to the Company all records and documents related to the business of the Company and any other Company property in my possession upon the later to occur of the close of business on my Termination Date and the termination of my retention as a consultant to the Company for any reason, except to the extent that the General Counsel of the Company has agreed in writing that I may retain copies of specified agreements or other documents, but as to such agreements or other documents, I will maintain their confidentiality and not disclose them to anyone other than employees of or legal advisors to the Company or use any of them for the benefit of any competitor of the Company, except for agreements that have been publicly disclosed by the Company.

V.            REVOCATION

This Agreement and General Release will not become effective until the eighth day following the date on which I sign it (or, if later, when the accompanying letter agreement is approved by the Compensation Committee of the Company’s Board of Directors).  I understand that for seven (7) days after I sign it I may revoke this Agreement and General Release by delivering written notification of revocation to Robert M. Grace, Jr., Vice President, General Counsel and Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.  The Company must receive my written revocation by the close of business on the seventh day following the date this Agreement and General Release is signed.  I understand that if I revoke this Agreement and General Release, I will not be eligible for any severance or other benefits under the severance package described in the accompanying letter agreement.

VI.           CONFIDENTIALITY

I acknowledge and agree that the Company may make public disclosure of this Agreement and General Release and the accompanying letter agreement and file copies hereof and thereof with the Securities and Exchange Commission and other governmental or regulatory authorities.  Except to the extent that such has been publicly disclosed by the Company, I agree not to discuss or disclose, directly or indirectly, the terms of this Agreement and General Release with any third party except my spouse, attorney, accountant, tax advisor or the appropriate taxing or other governmental authorities or in order to enforce its terms or as required by law, regulation or

2

court order, except that I understand that I am free to disclose the tax treatment and tax structure of this transaction without limitation.

I HAVE CAREFULLY READ THIS AGREEMENT AND GENERAL RELEASE AND FULLY UNDERSTAND EACH AND EVERY TERM AND AGREE TO BE BOUND BY THE ITS TERMS AND CONDITIONS.

Fred R. Jones		/s/ Fred R. Jones
Name of Employee		Signature of Employee

Date:	3/29/07

ELECTION TO EXECUTE PRIOR TO EXPIRATION OF
TWENTY-ONE DAY CONSIDERATION PERIOD
(To be signed only if Agreement and General Release is signed prior to expiration of 21 days after it is presented to employee)

I understand that I have up to twenty-one (21) days within which to consider and execute the foregoing Agreement and General Release. However, after having had sufficient time to consider the matter and to consult with counsel, I have freely and voluntarily elected to execute the Severance and Release Agreement before the twenty-one (21) day period has expired.

/s/ Fred R. Jones
Signature of Employee

3/29/07
Date

3